As filed with the Securities and Exchange Commission on April 12, 2012

Registration No. 333-180281

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	4400	20-0470163
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7665 Corporate Center Drive

Miami, Florida 33126

(305) 436-4000

(Address, including zip code, and telephone number, including area)

Daniel S. Farkas

Senior Vice President and General Counsel

NCL Corporation Ltd.

7665 Corporate Center Drive

Miami, Florida 33126

Telephone: (305) 436-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

With a copy to:

Tracey A. Zaccone, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
9.50% Senior Notes Due 2018	$100,000,000	100%	$100,000,000	$11,460.00(3)

(1)	The proposed maximum offering price is estimated solely for purpose of calculating the registration fee.
(2)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, and paid by wire transfer.
(3)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No 1. to the Registration Statement on Form F-4 of NCL Corporation Ltd. is being filed for the purpose of filing an exhibit and amending the exhibit index.

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The Companies Act 1981 of Bermuda (the “Companies Act”) requires every officer, including directors, of a company in exercising powers and discharging duties, to act honestly in good faith with a view to the best interests of the company, and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The Companies Act provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act further provides that any provision, whether in the bye-laws of a company or in any contract between the company and any officer or any person employed by the company as auditor, exempting such officer or person from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him, in respect of any fraud or dishonesty of which he may be guilty in relation to the company shall be void.

Subject to certain provisions of our bye-laws, every director and officer shall be indemnified against all liabilities, loss, damage or expense, including, but not limited to, liabilities under contract, tort and statute or any applicable foreign law or regulation and all reasonable legal and other costs and expenses properly payable, incurred or suffered by him as director or officer; provided that the indemnity contained in the bye-laws will not extend to any matter which would render it void under the Companies Act as discussed above. In addition, as permitted by our bye-laws, we maintain insurance for the benefit of our directors, officers or employees in respect of any liability that may be incurred by them arising in connection with their duties to the Company.

Insurance

The Registrant currently maintains an insurance policy which, within the limits and subject to the terms and conditions thereof, covers certain expenses and liabilities that may be incurred by directors and officers in connection with proceedings that may be brought against them as a result of an act or omission committed or suffered while acting as a director or officer of such Registrant.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following exhibits are attached hereto:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Memorandum of Association of NCL Corporation Ltd. (incorporated by reference to Exhibit 3.(A) to our F-4 filed on October 3, 2005 (File No. 333-128780))

3.2	Amended and Restated Bye-Laws of NCL Corporation Ltd. dated January 7, 2008 (incorporated by reference to Exhibit 4.47 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

4.1	Indenture, dated November 12, 2009, by and among NCL Corporation Ltd. as Issuer and Norwegian Dawn Limited, Norwegian Sun Limited, Norwegian Spirit, Ltd. and Norwegian Star Limited as subsidiary guarantors and US Bank National Association as Indenture Trustee with respect to $450 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.5 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.2	Registration Rights Agreement, dated November 12, 2009, by and among NCL Corporation Ltd. and Norwegian Star Limited, Norwegian Spirit, Ltd., Norwegian Sun Limited and Norwegian Dawn Limited, as guarantors and Deutsche Bank Securities, Inc., Barclays Capital, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. with respect to $450.0 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.6 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.3	Indenture, dated November 9, 2010, by and between NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Indenture Trustee with respect to $250.0 million 9.50% Senior Notes due 2018 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to our registration statement on Form S-1 filed on December 15, 2010 (File No. 333-170141))

4.4	Registration Rights Agreement, dated November 9, 2010, by and among NCL Corporation Ltd. and Deutsche Bank Securities Inc. with respect to $250.0 million 9.50% Senior Notes due 2018 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to our registration statement on Form S-1 filed on December 15, 2010 (File No. 333-170141))

*4.5	Registration Rights Agreement, dated February 29, 2012, by and between NCL Corporation Ltd. and Deutsche Bank Securities Inc. with respect to $100.0 million 9.50% Senior Notes due 2018

*4.6	Supplemental Indenture, dated February 29, 2012, to Indenture, dated November 9, 2010, by and between NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Indenture Trustee, with respect to $100.0 million 9.50% Senior Notes due 2018

*5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of Cox Hallett Wilkinson Limited

*8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters

10.1	€298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Ship Holding LLC and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(E) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.2	Supplemental Amendments, to €298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.6 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

Exhibit Number	Description of Exhibit

10.3	Seventh Supplemental Deed to €258.0 million Pride of America Loans and Sixth Supplemental Deed to €40.0 million Pride of America Loans, both dated November 13, 2006, to €298.0 million Pride of America Loans, dated as of April 4, 2003, as amended, by an agreement dated April 20, 2004, by and among Pride of America Ship Holding, Inc. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.27 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.4	Eighth Supplemental Deed to €258.0 million Pride of America Loan and Seventh Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated December 21, 2007, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantees by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.58 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.5	Ninth Supplemental Deed to €258.0 million Pride of America Loan and Eighth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated April 2, 2009, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.36 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.6	Tenth Supplemental Deed to €258.0 million Pride of America Loan and Ninth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated July 22, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.7	Eleventh Supplemental Deed to €258.0 million Pride of America Loan and Tenth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated November 18, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.7 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.8	Merchant Services Bankcard Agreement, dated as of March 26, 2004, among NCL Corporation Ltd., Chase Merchant Services, LLC and JPMorgan Chase Bank (incorporated by reference to Exhibit 10.(A) to our F-4 filed on October 3, 2005 (File No. 333-128780))

10.9	$334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, by and among Norwegian Jewel Limited and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(H) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.10	First Supplemental Deed, dated as of September 30, 2005, to €334.1 million Norwegian Jewel Loan, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.11 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.11	Second Supplemental Deed, dated April 4, 2006, and Third Supplemental Deed, dated November 13, 2006, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.30 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.12	Fourth Supplemental Deed, dated December 21, 2007, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.57 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.13	Fifth Supplemental Deed, dated April 2, 2009, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.35 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.14	Sixth Supplemental Deed, dated July 22, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.17 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.15	Seventh Supplemental Deed, dated November 18, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.18 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.16	€308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(I) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.17	Second Supplemental Deed, dated as of September 30, 2005, to €308.1 million Pride of Hawai’i Loan, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.13 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.18	Third Supplemental Deed, dated November 13, 2006, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.31 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.19	Fourth Supplemental Deed, dated December 21, 2007, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.59 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.20	Fifth Supplemental Deed, dated February 10, 2008, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.60 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.21	Sixth Supplemental Deed, dated April 2, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.37 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.22	Seventh Supplemental Deed, dated October 19, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.25 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.23	Eighth Supplemental Deed, dated July 22, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.26 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.24	Ninth Supplemental Deed, dated November 18, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.27 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.25	Up to €624.0 million Revolving Loan Facility Agreement, dated October 7, 2005, among NCL Corporation Ltd., and a syndicate of international banks (incorporated by reference to Exhibit 4.24 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.26

First Supplemental Deed, dated November 13, 2006, to up to €624.0 million Revolving Loan Facility Agreement, dated October 7, 2005, as amended, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.32 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.27	Second Supplemental Deed, dated December 21, 2007, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks and related amended and restated Guarantees by Norwegian Pearl, Ltd. and Norwegian Gem, Ltd. (incorporated by reference to Exhibit 4.55 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.28	Third Supplemental Deed, dated April 2, 2009, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.34 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.29	Fourth Supplemental Deed, dated July 22, 2010, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.32 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.30	Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A., and AOM No. 1, dated September 7, 2006, AOM No. 2, dated September 7, 2006, AOM No. 3, dated September 7, 2006, and AOM No. 4, dated September 7, 2006 (incorporated by reference to Exhibit 4.44 to our annual report on Form 20-F filed on March 6, 2007
(File No. 333-128780))+

10.31	Side Letter Agreement, dated as of September 7, 2006, by and between, F3 One, Ltd., F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.45 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.32	Amendment No. 1, dated May 22, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.66 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.33	AOM No. 5, dated November 11, 2007, AOM No. 11, dated November 6, 2007, AOM No. 12, dated November 6, 2007, AOM No. 13, Revision C, dated November 6, 2007, AOM No. 13, Revision D, dated December 15, 2007, AOM No. 14, dated November 6, 2007, AOM No. 16, dated November 6, 2007, AOM No. 18, dated November 6, 2007, AOM No. 18 A, dated December 15, 2007, AOM No. 19, dated November 6, 2007, AOM No. 22, dated November 6, 2007, AOM No. 25, dated November 6, 2007, AOM No. 28 A, dated December 15, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.68 to our annual report on Form 20-F filed on March 13, 2008
(File No. 333-128780))+

10.34	€662.9 million Syndicated Loan Facility, dated September 22, 2006, by and among F3 Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd., for the construction of Hull D33 at Aker Yards S.A. (incorporated by reference to Exhibit 4.34 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.35	First Supplemental Deed, dated December 21, 2007, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.63 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.36	Second Supplemental Deed, dated April 24, 2008, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.70 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780))+

10.37	Third Supplemental Deed, dated April 2, 2009, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.33 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.38	Fourth Supplemental Deed, dated June 9, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.41 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.39	Fifth Supplemental Deed, dated July 22, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.42 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.40	Office Lease Agreement, dated November 27, 2006, by and between NCL (Bahamas) Ltd. and Hines Reit Airport Corporate Center LLC and a related Guarantee by NCL Corporation Ltd., and First Amendment, dated November 27, 2006 (incorporated by reference to Exhibit 4.46 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.41	Amendment No. 1, dated December 1, 2006, Amendment No. 2, dated March 20, 2007, Amendment No. 3, dated July 31, 2007, and Amendment No. 4, dated December 10, 2007, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 4.64 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.42	Amendment No. 5, dated February 2, 2010, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 10.45 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011 (File No. 333-170141))

10.43	Reimbursement and Distribution Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated by reference to Exhibit 4.49 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.44	Shareholders’ Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated by reference to Exhibit 4.48 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.45	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and Star NCLC Holdings Ltd. (incorporated by reference to Exhibit 4.52 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.46	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and NCL Investment II Ltd. (incorporated by reference to Exhibit 4.53 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.47	Joinder, dated January 8, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and TPG Viking I, L.P., TPG Viking II, L.P. and TPG Viking AIV III, L.P. (incorporated by reference to Exhibit 4.51 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.48	Bareboat Charter Agreement, dated January 2, 2009, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 4.73 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780))+

10.49	Bareboat Charter Agreement, dated August 27, 2010, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 10.52 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.50	$750.0 million Credit Agreement, dated October 28, 2009, by and among NCL Corporation Ltd., various lenders and Nordea Bank Norge ASA (incorporated by reference to Exhibit 4.39 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.51	First Lien Intercreditor Agreement, dated November 12, 2009, by and among Nordea Bank Norge ASA and U.S. Bank National Association (incorporated by reference to Exhibit 4.38 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

10.52	Shipbuilding Contract for Hull No. S.678, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway One, Ltd. and NCL Corporation Ltd. (incorporated by reference to Exhibit 10.55 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011 (File No. 333-170141))+

10.53	Shipbuilding Contract for Hull No. S.692, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway Two, Ltd. and NCL Corporation Ltd. (incorporated by reference to Exhibit 10.56 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011 (File No. 333-170141))+

10.54	€529.8 million Breakaway One Credit Agreement, dated November 18, 2010, by and among Breakaway One, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.57 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

Exhibit Number	Description of Exhibit

10.55	€529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.58 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.56	First Amendment, dated December 21, 2010, to €529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.59 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011 (File No. 333-170141))

10.57	€126.1 million Pride of Hawai’i Credit Agreement, dated November 18, 2010, by and among Pride of Hawaii LLC and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.60 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.58	€126.1 million Norwegian Jewel Credit Agreement, dated November 18, 2010, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.61 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.59	Employment Agreement by and between NCL (Bahamas) Ltd. and Kevin M. Sheehan, entered into on May 8, 2009, and effective on November 6, 2008 (incorporated by reference to Exhibit 10.62 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.60	Employment Agreement by and between NCL (Bahamas) Ltd. and Wendy A. Beck, entered into on October 21, 2010 and effective on September 20, 2010 (incorporated by reference to Exhibit 10.63 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.61	Employment Agreement by and between NCL (Bahamas) Ltd. and Andrew Stuart, entered into on July 9, 2008 (incorporated by reference to Exhibit 10.64 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.62	Employment Agreement by and between NCL (Bahamas) Ltd. and Maria Miller, entered into on June 1, 2009 (incorporated by reference to Exhibit 10.65 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.63	Employment Agreement by and between NCL (Bahamas) Ltd. and Robert Becker, entered into on March 17, 2008 (incorporated by reference to Exhibit 10.66 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.64	NCL (Bahamas) Ltd. Senior Management Retirement Savings Plan, amended and restated as of January 1, 2008 (incorporated by reference to Exhibit 10.67 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.65	NCL (Bahamas) Ltd. Supplemental Executive Retirement Plan, amended and restated as of January 1, 2008 (incorporated by reference to Exhibit 10.68 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.66	First Amendment, dated November 29, 2011, to €126.1 million Norwegian Jewel Credit Agreement, dated as of November 18, 2010, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.58 to our annual report on Form 20-F filed on February 22, 2012 (File No. 333-128780))

Exhibit Number	Description of Exhibit

10.67	First Amendment, dated November 29, 2011, to €126.1 million Pride of Hawai’i Credit Agreement, dated as of November 18, 2010, by and among Pride of Hawaii, LLC and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.59 to our annual report on Form 20-F filed on February 22, 2012 (File No. 333-128780))

*12.1	Statement Regarding Computation of Ratios

*21.1	List of Subsidiaries of NCL Corporation Ltd.

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 and in Exhibit 8.1)

23.3	Consent of Cox Hallett Wilkinson Limited (included in Exhibit 5.2)

*24.1	Powers of attorney (included in the Registration Statement filed on March 22, 2012 under “Signatures”)

*25.1	Form T-1 (U.S. National Bank Association)

*99.1	Letter of Transmittal

*99.2	Notice of Guaranteed Delivery

*99.3	Letter to Brokers

*99.4	Letter to Clients

*101.INS	XBRL Instance Document+++

*101.SCH	XBRL Taxonomy Extension Schema+++

*101.CAL	XBRL Taxonomy Extension Calculation Linkbase+++

*101.DEF	XBRL Taxonomy Extension Definition Linkbase+++

*101.LAB	XBRL Taxonomy Extension Label Linkbase+++

*101.PRE	XBRL Taxonomy Extension Presentation Linkbase+++

*	Previously filed.
+	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.
+++	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually of in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida, on April 12, 2012.

NCL CORPORATION LTD.

By:		/S/ KEVIN M. SHEEHAN
	Name: Title:	Kevin M. Sheehan President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Kevin M. Sheehan	President and Chief Executive Officer (Principal Executive Officer)	April 12, 2012

* Wendy A. Beck	Executive Vice President and Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Authorized U.S. Representative)	April 12, 2012

* Tan Sri Lim Kok Thay	Director, Chairman of the Board	April 12, 2012

* David Chua Ming Huat	Director	April 12, 2012

* Marc J. Rowan	Director	April 12, 2012

* Steve Martinez	Director	April 12, 2012

Signature	Title	Date

* Adam M. Aron	Director	April 12, 2012

* Walter L. Revell	Director, Chairman of the Audit Committee	April 12, 2012

* Karl Peterson	Director	April 12, 2012

*By:	/S/ DANIEL S. FARKAS
Daniel S. Farkas as Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Memorandum of Association of NCL Corporation Ltd. (incorporated by reference to Exhibit 3.(A) to our F-4 filed on October 3, 2005 (File No. 333-128780))

3.2	Amended and Restated Bye-Laws of NCL Corporation Ltd. dated January 7, 2008 (incorporated by reference to Exhibit 4.47 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

4.1	Indenture, dated November 12, 2009, by and among NCL Corporation Ltd. as Issuer and Norwegian Dawn Limited, Norwegian Sun Limited, Norwegian Spirit, Ltd. and Norwegian Star Limited as subsidiary guarantors and US Bank National Association as Indenture Trustee with respect to $450 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.5 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.2	Registration Rights Agreement, dated November 12, 2009, by and among NCL Corporation Ltd. and Norwegian Star Limited, Norwegian Spirit, Ltd., Norwegian Sun Limited and Norwegian Dawn Limited, as guarantors and Deutsche Bank Securities, Inc., Barclays Capital, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc. with respect to $450.0 million 11.75% Senior Notes due 2016 (incorporated by reference to Exhibit 2.6 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

4.3	Indenture, dated November 9, 2010, by and between NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Indenture Trustee with respect to $250.0 million 9.50% Senior Notes due 2018 (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to our registration statement on Form S-1 filed on December 15, 2010 (File No. 333-170141))

4.4	Registration Rights Agreement, dated November 9, 2010, by and among NCL Corporation Ltd. and Deutsche Bank Securities Inc. with respect to $250.0 million 9.50% Senior Notes due 2018 (incorporated by reference to Exhibit 4.4 to Amendment No. 1 to our registration statement on Form S-1 filed on December 15, 2010 (File No. 333-170141))

*4.5	Registration Rights Agreement, dated February 29, 2012, by and between NCL Corporation Ltd. and Deutsche Bank Securities Inc. with respect to $100.0 million 9.50% Senior Notes due 2018

*4.6	Supplemental Indenture, dated February 29, 2012, to Indenture, dated November 9, 2010, by and between NCL Corporation Ltd. as Issuer and U.S. Bank National Association as Indenture Trustee, with respect to $100.0 million 9.50% Senior Notes due 2018

*5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP

5.2	Opinion of Cox Hallett Wilkinson Limited

*8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain tax matters

10.1	€298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Ship Holding LLC and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(E) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.2	Supplemental Amendments, to €298.0 million Pride of America Loans, dated as of April 4, 2003, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.6 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

Exhibit Number	Description of Exhibit

10.3	Seventh Supplemental Deed to €258.0 million Pride of America Loans and Sixth Supplemental Deed to €40.0 million Pride of America Loans, both dated November 13, 2006, to €298.0 million Pride of America Loans, dated as of April 4, 2003, as amended, by an agreement dated April 20, 2004, by and among Pride of America Ship Holding, Inc. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.27 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.4	Eighth Supplemental Deed to €258.0 million Pride of America Loan and Seventh Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated December 21, 2007, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantees by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.58 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.5	Ninth Supplemental Deed to €258.0 million Pride of America Loan and Eighth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated April 2, 2009, by and among Pride of America Ship Holding, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.36 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.6	Tenth Supplemental Deed to €258.0 million Pride of America Loan and Ninth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated July 22, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.6 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.7	Eleventh Supplemental Deed to €258.0 million Pride of America Loan and Tenth Supplemental Deed to €40.0 million Pride of America Loan, each dated as of April 4, 2003, each as amended, dated November 18, 2010, by and among Pride of America Ship Holding, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.7 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.8	Merchant Services Bankcard Agreement, dated as of March 26, 2004, among NCL Corporation Ltd., Chase Merchant Services, LLC and JPMorgan Chase Bank (incorporated by reference to Exhibit 10.(A) to our F-4 filed on October 3, 2005 (File No. 333-128780))

10.9	$334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, by and among Norwegian Jewel Limited and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(H) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.10	First Supplemental Deed, dated as of September 30, 2005, to €334.1 million Norwegian Jewel Loan, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.11 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.11	Second Supplemental Deed, dated April 4, 2006, and Third Supplemental Deed, dated November 13, 2006, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.30 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.12	Fourth Supplemental Deed, dated December 21, 2007, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.57 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.13	Fifth Supplemental Deed, dated April 2, 2009, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.35 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.14	Sixth Supplemental Deed, dated July 22, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.17 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.15	Seventh Supplemental Deed, dated November 18, 2010, to $334.1 million Norwegian Jewel Loan, dated as of April 20, 2004, as amended, by and among Norwegian Jewel Limited, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.18 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.16	€308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.(I) to our registration statement on Form F-4 filed on October 3, 2005 (File No. 333-128780))+

10.17	Second Supplemental Deed, dated as of September 30, 2005, to €308.1 million Pride of Hawai’i Loan, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.13 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.18	Third Supplemental Deed, dated November 13, 2006, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.31 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.19	Fourth Supplemental Deed, dated December 21, 2007, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.59 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.20	Fifth Supplemental Deed, dated February 10, 2008, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.60 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.21	Sixth Supplemental Deed, dated April 2, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.37 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.22	Seventh Supplemental Deed, dated October 19, 2009, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, Inc., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.25 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))

10.23	Eighth Supplemental Deed, dated July 22, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.26 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.24	Ninth Supplemental Deed, dated November 18, 2010, to €308.1 million Pride of Hawai’i Loan, dated as of April 20, 2004, as amended, by and among Pride of Hawai’i, LLC, NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.27 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011
(File No. 333-170141))

10.25	Up to €624.0 million Revolving Loan Facility Agreement, dated October 7, 2005, among NCL Corporation Ltd., and a syndicate of international banks (incorporated by reference to Exhibit 4.24 to our annual report on Form 20-F filed on March 29, 2006 (File No. 333-128780))

10.26	First Supplemental Deed, dated November 13, 2006, to up to €624.0 million Revolving Loan Facility Agreement, dated October 7, 2005, as amended, by and among NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.32 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.27	Second Supplemental Deed, dated December 21, 2007, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks and related amended and restated Guarantees by Norwegian Pearl, Ltd. and Norwegian Gem, Ltd. (incorporated by reference to Exhibit 4.55 to our annual report on Form 20-F filed on March 13, 2008
(File No. 333-128780))+

10.28	Third Supplemental Deed, dated April 2, 2009, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.34 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.29	Fourth Supplemental Deed, dated July 22, 2010, to €624.0 million Revolving Loan Facility Agreement, dated as of October 7, 2005, as amended, by and among NCL Corporation Ltd., Norwegian Pearl, Ltd., Norwegian Gem, Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.32 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.30	Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A., and AOM No. 1, dated September 7, 2006, AOM No. 2, dated September 7, 2006, AOM No. 3, dated September 7, 2006, and AOM No. 4, dated September 7, 2006 (incorporated by reference to Exhibit 4.44 to our annual report on Form 20-F filed on March 6, 2007
(File No. 333-128780))+

10.31	Side Letter Agreement, dated as of September 7, 2006, by and between, F3 One, Ltd., F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.45 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.32	Amendment No. 1, dated May 22, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.66 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.33	AOM No. 5, dated November 11, 2007, AOM No. 11, dated November 6, 2007, AOM No. 12, dated November 6, 2007, AOM No. 13, Revision C, dated November 6, 2007, AOM No. 13, Revision D, dated December 15, 2007, AOM No. 14, dated November 6, 2007, AOM No. 16, dated November 6, 2007, AOM No. 18, dated November 6, 2007, AOM No. 18 A, dated December 15, 2007, AOM No. 19, dated November 6, 2007, AOM No. 22, dated November 6, 2007, AOM No. 25, dated November 6, 2007, AOM No. 28 A, dated December 15, 2007, to Shipbuilding Contract for Hull No. D33, dated September 7, 2006, by and between F3 Two, Ltd. and Aker Yards S.A. (incorporated by reference to Exhibit 4.68 to our annual report on Form 20-F filed on March 13, 2008
(File No. 333-128780))+

10.34	€662.9 million Syndicated Loan Facility, dated September 22, 2006, by and among F3 Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd., for the construction of Hull D33 at Aker Yards S.A. (incorporated by reference to Exhibit 4.34 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.35	First Supplemental Deed, dated December 21, 2007, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.63 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

10.36	Second Supplemental Deed, dated April 24, 2008, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 4.70 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780))+

10.37	Third Supplemental Deed, dated April 2, 2009, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among F3 Two, Ltd., NCL Corporation Ltd. and a syndicate of international banks and a related amended and restated Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.33 to Amendment No. 1 to our annual report on
Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.38	Fourth Supplemental Deed, dated June 9, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.41 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.39	Fifth Supplemental Deed, dated July 22, 2010, to €662.9 million F3 Two Loan, dated as of September 22, 2006, as amended, by and among Norwegian Epic, Ltd., NCL Corporation Ltd. and a syndicate of international banks (incorporated by reference to Exhibit 10.42 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.40	Office Lease Agreement, dated November 27, 2006, by and between NCL (Bahamas) Ltd. and Hines Reit Airport Corporate Center LLC and a related Guarantee by NCL Corporation Ltd., and First Amendment, dated November 27, 2006 (incorporated by reference to Exhibit 4.46 to our annual report on Form 20-F filed on March 6, 2007 (File No. 333-128780))+

10.41	Amendment No. 1, dated December 1, 2006, Amendment No. 2, dated March 20, 2007, Amendment No. 3, dated July 31, 2007, and Amendment No. 4, dated December 10, 2007, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 4.64 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))+

Exhibit Number	Description of Exhibit

10.42	Amendment No. 5, dated February 2, 2010, to Office Lease Agreement, dated December 1, 2006, by and between Hines Reit Airport Corporate Center LLC and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 10.45 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011 (File No. 333-170141))

10.43	Reimbursement and Distribution Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated by reference to Exhibit 4.49 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.44	Shareholders’ Agreement, dated August 17, 2007, by and among NCL Investment Ltd., Star Cruises Limited and NCL Corporation Ltd. (incorporated by reference to Exhibit 4.48 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.45	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and Star NCLC Holdings Ltd. (incorporated by reference to Exhibit 4.52 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.46	Joinder, dated January 7, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and NCL Investment II Ltd. (incorporated by reference to Exhibit 4.53 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.47	Joinder, dated January 8, 2008, to the Shareholders’ Agreement, dated August 17, 2007, by and among NCL Corporation Ltd. and TPG Viking I, L.P., TPG Viking II, L.P. and TPG Viking AIV III, L.P. (incorporated by reference to Exhibit 4.51 to our annual report on Form 20-F filed on March 13, 2008 (File No. 333-128780))

10.48	Bareboat Charter Agreement, dated January 2, 2009, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 4.73 to our annual report on Form 20-F filed on April 7, 2009 (File No. 333-128780))+

10.49	Bareboat Charter Agreement, dated August 27, 2010, by and between Ample Avenue Limited and NCL (Bahamas) Ltd. (incorporated by reference to Exhibit 10.52 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.50	$750.0 million Credit Agreement, dated October 28, 2009, by and among NCL Corporation Ltd., various lenders and Nordea Bank Norge ASA (incorporated by reference to Exhibit 4.39 to Amendment No. 1 to our annual report on Form 20-F filed on May 25, 2010 (File No. 333-128780))+

10.51	First Lien Intercreditor Agreement, dated November 12, 2009, by and among Nordea Bank Norge ASA and U.S. Bank National Association (incorporated by reference to Exhibit 4.38 to our annual report on Form 20-F filed on February 24, 2010 (File No. 333-128780))

10.52	Shipbuilding Contract for Hull No. S.678, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway One, Ltd. and NCL Corporation Ltd. (incorporated by reference to Exhibit 10.55 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011
(File No. 333-170141))+

10.53	Shipbuilding Contract for Hull No. S.692, dated September 24, 2010, by and among Meyer Werft GMBH, Breakaway Two, Ltd. and NCL Corporation Ltd. (incorporated by reference to Exhibit 10.56 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011
(File No. 333-170141))+

10.54	€529.8 million Breakaway One Credit Agreement, dated November 18, 2010, by and among Breakaway One, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.57 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

Exhibit Number	Description of Exhibit

10.55	€529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.58 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.56	First Amendment, dated December 21, 2010, to €529.8 million Breakaway Two Credit Agreement, dated as of November 18, 2010, by and among Breakaway Two, Ltd. and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.59 to Amendment No. 2 to our registration statement on Form S-1 filed on January 31, 2011
(File No. 333-170141))

10.57	€126.1 million Pride of Hawai’i Credit Agreement, dated November 18, 2010, by and among Pride of Hawaii LLC and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.60 Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.58	€126.1 million Norwegian Jewel Credit Agreement, dated November 18, 2010, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 10.61 to Amendment No. 4 to our registration statement on Form S-1 filed on June 9, 2011 (File No. 333-170141))+

10.59	Employment Agreement by and between NCL (Bahamas) Ltd. and Kevin M. Sheehan, entered into on May 8, 2009, and effective on November 6, 2008 (incorporated by reference to Exhibit 10.62 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011
(File No. 333-170141))

10.60	Employment Agreement by and between NCL (Bahamas) Ltd. and Wendy A. Beck, entered into on October 21, 2010 and effective on September 20, 2010 (incorporated by reference to Exhibit 10.63 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011
(File No. 333-170141))

10.61	Employment Agreement by and between NCL (Bahamas) Ltd. and Andrew Stuart, entered into on July 9, 2008 (incorporated by reference to Exhibit 10.64 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.62	Employment Agreement by and between NCL (Bahamas) Ltd. and Maria Miller, entered into on June 1, 2009 (incorporated by reference to Exhibit 10.65 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.63	Employment Agreement by and between NCL (Bahamas) Ltd. and Robert Becker, entered into on March 17, 2008 (incorporated by reference to Exhibit 10.66 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.64	NCL (Bahamas) Ltd. Senior Management Retirement Savings Plan, amended and restated as of January 1, 2008 (incorporated by reference to Exhibit 10.67 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.65	NCL (Bahamas) Ltd. Supplemental Executive Retirement Plan, amended and restated as of January 1, 2008 (incorporated by reference to Exhibit 10.68 to Amendment No. 3 to our registration statement on Form S-1 filed on February 11, 2011 (File No. 333-170141))

10.66	First Amendment, dated November 29, 2011, to €126.1 million Norwegian Jewel Credit Agreement, dated as of November 18, 2010, by and among Norwegian Jewel Limited and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.58 to our annual report on Form 20-F filed on February 22, 2012 (File No. 333-128780))

Exhibit Number	Description of Exhibit

10.67	First Amendment, dated November 29, 2011, to €126.1 million Pride of Hawai’i Credit Agreement, dated as of November 18, 2010, by and among Pride of Hawaii, LLC and a syndicate of international banks and a related Guarantee by NCL Corporation Ltd. (incorporated by reference to Exhibit 4.59 to our annual report on Form 20-F filed on February 22, 2012 (File No. 333-128780))

*12.1	Statement Regarding Computation of Ratios

*21.1	List of Subsidiaries of NCL Corporation Ltd.

*23.1	Consent of PricewaterhouseCoopers LLP

*23.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 and in Exhibit 8.1)

23.3	Consent of Cox Hallett Wilkinson Limited (included in Exhibit 5.2)

*24.1	Powers of attorney (included in the Registration Statement filed on March 22, 2012 under “Signatures”)

*25.1	Form T-1 (U.S. National Bank Association)

*99.1	Letter of Transmittal

*99.2	Notice of Guaranteed Delivery
*99.3	Letter to Brokers

*99.4	Letter to Clients

*101.INS	XBRL Instance Document+++

*101.SCH	XBRL Taxonomy Extension Schema+++

*101.CAL	XBRL Taxonomy Extension Calculation Linkbase+++

*101.DEF	XBRL Taxonomy Extension Definition Linkbase+++

*101.LAB	XBRL Taxonomy Extension Label Linkbase+++

*101.PRE	XBRL Taxonomy Extension Presentation Linkbase+++

*	Previously filed.
+	Confidential treatment has been granted with respect to certain portions of this exhibit. Omitted portions have been filed separately with the SEC.
+++	As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purposes of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.